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                                                                      EXHIBIT 11

                           URETHANE TECHNOLOGIES, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


The computation of net loss per share for the quarter and six month period ended June 30, 1996 is as follows:

                                                            Quarter ended     Six months ended
                                                             June 30,1996        June 30,1996
                                                            -------------     ----------------
PRIMARY:

Net Loss                                                   ($   132,932)       ($   726,668)
                                                           ============        ============

Weighted average number of common shares outstanding         10,476,815          10,439,087

Dilutive common stock equivalents outstanding                      --                  --
                                                           ------------        ------------
Average number of common shares outstanding
 on a primary basis                                        ($      0.01)       ($      0.07)
                                                           ============        ============
FULLY DILUTED:

Net loss                                                   ($   132,932)       ($   726,668)
                                                           ============        ============
Weighted average number of common
 shares outstanding                                          10,476,815          10,439,087

Dilutive common stock equivalents outstanding                      --                  --
                                                           ------------        ------------

Average number of common shares outstanding                  10,476,815          10,439,087
                                                           ============        ============
on a fully diluted basis

Net loss per share on a fully diluted basis                ($      0.01)       ($      0.07)
                                                           ============        ============